Exhibit 10.8

[Pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain terms to this exhibit have been omitted as they are both not material and of the type that the registrant treats as private or confidential. A copy of unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.]

DATED THIS	DAY OF

BETWEEN

[                                                                                                                         ]

( [                                                           ] )

... the Landlord

AND

BLU BIO (M) SDN BHD

(Co NO.1282782-H)

... the Tenant

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

TENANCY AGREEMENT

No. 24, Jalan Angkasa Mas Utama, Kawasan Perindustrian Tebrau 2,

81100 Johor Bahru, Johor

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

TENANCY AGREEMENT

AN AGREEMENT made the day and year stated in Section 1 of the Schedule hereto BETWEEN:

(1)	the first party whose name and particulars are stated in Section 2 of the Schedule hereto (hereinafter called “The Landlord”); AND

(2)	the second party whose name and particulars are stated in Section 3 of the Schedule hereto (hereinafter called “the Tenant”).

WHEREAS:

I.	The Landlord is the registered proprietor of the premises described in Section 4 of the Schedule hereto (hereinafter referred as “the Demised Premises”) and hereby represents and warrants that he has the capacity to let the Demised Premises in his capacity described in Section 5 of the Schedule hereto.

II.	The Landlord is desirous of letting and the Tenant is desirous to take the Demised Premises subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follow:

Subject to the accompanying General and Special Conditions, the Landlord lets and the Tenant takes the Demised Premises for a term stated in Section 6 of the Schedule hereto commencing on/regarded to have commenced on the date stated in Section 7 of the Schedule hereto at the monthly rent stated in Section 8 of the Schedule hereto (hereinafter referred to as “the Rent”) payable in advance on or before the day stated in Section 9 of the Schedule hereto.

GENERAL CONDITIONS

I.	The Tenant hereby agrees and covenants with the Landlord as follows:

(1)	To deposit with the Landlord the sum stated in Section 10 of the Schedule hereto (hereinafter referred to as “the Deposit”) (the receipt of which the Landlord hereby acknowledges) as and by way of deposit and security for the due performance and observance by the Tenant of all and singular the several covenants on the part of the Tenant herein contained. The Deposit shall not be taken to be payment for rent in advance nor shall it be treated or used by the Tenant as payment for the Rent due under this Agreement without the prior written consent of the Landlord and shall be retained by the Landlord until the expiration of the term hereby created but the Deposit or any part thereof may be applied in or towards the payment of fees, costs or expenses outstanding or for making good any breach by the Tenant of any of the terms and conditions of this Agreement (including but not limited to payment of all utility bills which shall remain unpaid by the Tenant at the expiry of the terms herein) BUT SUBJECT as aforesaid the Deposit shall be refunded free of interest to the Tenant upon the expiration of the term hereby created.

(2)	To pay the Rent at the time and in the manner herein provided.

(3)	To use the Demised Premises only for the purpose(s) stated in Section 11 of the Schedule hereto and to ensure at all times that no restaurant foodcourt or the sale of any consumerable food or item in and within the compound of the Demised Premises be operated during term hereby created.

(4)	Not to use the Demised Premises for any illegal unlawful or immoral purposes.

(5)	To apply and pay all rates, fees and other charges for the water, gas, electricity and telephone services and all other public utilities or services including any Government taxes thereon in respect of or connected to the Demised Premises. The Tenant hereby agrees to supply to the Landlord a copy each of the deposit or registration document obtained from the relevant utility body/authority upon receiving the same.

(6)	At the Tenant’s own cost and expense to comply with the requirements of:

(a)	any governmental, public and/or local authority under the provisions of any Act or Enactment;

(b)	any regulations or by-laws of any governmental, public and/or local authority; and

(c)	any written law which may be in force,

during the term hereby created in so far as such requirements relate to the Tenant.

(7)	To keep the main structure of the Demised Premises and all the Landlord’s installations, fittings, equipments and/or appliances therein in good and tenantable condition and proper working order (fair wear and tear excepted).

(8)	To keep the Demised Premises and the surrounding area clean and well maintain in such good order and ornamental condition and to secured against theft and wanton damage and to be responsible for the locking and securing of the windows doors and gates of the Demised Premises and shall further be responsible to evict any traders from the five foot way of the Demised Premises.

(9)	To use and maintain the surrounding land and environment in a proper manner and to keep clear at all times the stairway driveway and entrance to the Demised Premises and all passageways and pathway leading thereto.

(10)	To permit the Landlord and his agents or servants at all reasonable times to enter the Demised Premises for the purpose of viewing and inspecting the state and conditions thereof or for any other reasonable purpose and forthwith to make good at the Tenant’s own expenses within one (1) month any defects caused by the Tenant’s occupation of the Demised Premises, found upon the Demised Premises of which notice shall be given by or on behalf of the Landlord whether written or orally.

(11)	To make good at the Tenant’s own cost and expense any defect or damage caused by the Tenant’s occupation of the Demised Premises.

(12)	To permit the Landlord and/or his workmen to enter the Demised Premises for the purpose of repairing, altering or renewing any part of the Demised Premises of the sewers, drains or water courses of the Demised Premises where such is necessary and not to claim for compensation in respect of any interruption of occupation occasioned thereby.

(13)	Not to make any structural alterations in or additions to the Demised Premises without the prior written consent of the Landlord and whenever such consent is granted by the Landlord, to always obtain such further approval from the relevant authority prior to commencement of work and serve a copy of such approval on the Landlord. In the event of any permitted alterations were to be made by the Tenant to the Demised Premises during the term hereof, the Tenant shall bear all cost and expenses incurred in the alteration and/or renovation thereof and shall reinstate the Demised Premises to its original state and condition (fair wear and tear excepted) at his own cost and expenses prior to delivering up possession, thereof to the Landlord at the expiration of the term hereof. Unless the Landlord has given a written consent to the Tenant of waiver of reinstatement.

(14)	Not to do or permit to be done on the Demised Premises anything which will or may infringe any of the by-laws, laws or regulations in force or which may be or become a nuisance, annoyance or inconvenience to the Landlord or to the tenants or occupiers of the adjacent or neighbouring premises or properties.

(15)	To take at all times during the term hereof sufficient public liability insurance against all risk to property or person,-in or about the Demised Premises and to supply to the Landlord a copy thereof.

(16)	To indemnify and render the Landlord harmless against any liabilities losses damages costs or expenses that the Landlord may suffer incur or be put to by reason of any breach of this Agreement by the Tenant or by act thing or deed whether of commission or omission by the Tenant resulting in whether directly or indirectly the liabilities losses damages costs or expenses.

(17)	Not to or attempt to assign, sublet or part with the possession of or share the occupation or use of the Demised Premises or any part thereof without the prior written consent of the Landlord and when such consent is granted by the Landlord, to ensure that any assignee ‘or sublessee shall strictly comply with the Tenant’s obligations hereunder.

(18)	Not to, without the prior written consent of the Landlord, affix, exhibit or erect or permit or suffer to be affixed, exhibited or erected on or upon any part of the external walls, rails or fences thereof any placard, poster or other advertisement or boarding other than a signboard or billboard bearing the Tenant’s name, his address, telephone number which is related and/or connected to the nature of his trade or business and shall at all times ensure that they do not cover or encroach into the Landlord’s signboard or advertisement or any person permitted by the Landlord to put up such items. (in this respect the Tenant hereby expressly acknowledges that the Landlord or persons permitted by them may have such right to advertise on or above the Demised Premises)

(19)	Not to bring upon or store at the Demised Premises any articles of a specially combustible, inflammable, explosive or dangerous nature and not to do or suffer anything to be done by reason whereof the current or any future fire insurance policy of the Demised Premises may be rendered void or voidable or whereby the rate of premium thereon may be increased and to repay the Landlord all sums paid by way of increased premium occasioned by the permitted use by the Tenant of any gas or electrical machinery or other appliances in the Tenant’s business.

(20)	Upon receipt of any notice order direction or other thing from any competent authority in respect of or affecting or likely to affect the Demised Premises (whether directly or by receipt of the original or a copy from any other person) to comply therewith so far as the same requires anything to be done or not done by the Tenant and in any event forthwith to deliver the same or copy thereof to the Landlord and to indemnify the Landlord against liability in respect of any non-compliances thereof.

(21)	During the last three (3) months of the term hereby created to permit the Landlord to affix on the Demised Premises a notice for re-letting and to permit the Landlord’s agent or authorised personnel at reasonable times to view the Demised Premises with any person interested in renting the same.

(22)	Upon the determination of this Agreement to yield up to the Landlord the Demised Premises in original state (reasonable fair wear and tear acceptable) preservation and cleanliness as shall be in compliance with the Tenant’s covenants herein contained and with all locks, keys and fastenings complete before handling possession to Landlord.

(23)	At the expiration or sooner determination of the term hereby created to peaceably and quietly yield up unto the Landlord the Demised Premises and to remove therefrom all partitions, additions, structures, installations, fittings and equipment belonging to and installed by the Tenants without in any way causing damage to or reduction in the degree of habitability and/or enjoyment of the Demised Premises and all damages caused by such removal shall be made good by the Tenant to the reasonable satisfaction of the Landlord PROVIDED that if the Landlord or the incoming Tenant has no objection to the same, the Tenant need not remove any such partitions additions and other structures and fittings.

(24)	In the event any step is taken, an order is made, a resolution is passed or legislation is enacted for the winding-up, dissolution, liquidation or bankruptcy, as the case may be, of the Tenant or a petition for winding-up or bankruptcy, as the case may be, is presented against the Tenant, to notify the Landlord forthwith of the same and to render the Landlord with the full facts and particulars of such steps, order, resolution, legislation or petition.

II.	The Landlord hereby agrees and covenants with the Tenant as follows:

(1)	On the Tenant paying the Rent and performing and observing the covenants herein contained to allow the Tenant to peaceably hold and enjoy the use of the Demised Premises during the term hereby created without any interruption or disturbance by the Landlord or by any person or persons rightfully claiming through or under the Landlord.

(2)	To pay all the assessments, quit rent, rates and taxes as are or shall be charged, assessed or levied in respect of the Demised Premises and not expressly made payable by the Tenant herein.

(3)	To repair and rectify all defects or damage naturally arising or caused by any person, through no fault of the Tenant in the foundation, the pillars, the walls, the roof and generally in the main structure of the Demised Premises and the sewer systems, the plumbing and sanitary systems and installations thereon SAVE AND EXCEPT for the defects or damage in or at electrical wire systems, the telephone wire network, the switches, the outlet and inlet points of the said systems within the Demised Premises, the connecting points between the said systems and the equipments or appliances intended to be connected to the said systems and generally all such fittings with limited life span and not intended to be permanently fastened to the Demised Premises PROVIDED ALWAYS THAT where repair under this covenant become necessary by reason of the negligence or wilful default of the Tenant then the Tenant shall carry out such repair at his own cost and expenses.

III.	PROVIDED ALWAYS and it is hereby agreed as follows:

(1)	It shall be the sole responsibility of the Landlord to insure the Demised Premises against loss or damage or other risks or contingencies as he deems fit and that the Tenant shall be responsible for the insurance of the Tenant’s own properties against loss, damage or other risks or contingencies as he deems fit.

(2)	If the Tenant is desirous of extending the term created under this Agreement for a further term as stated in Section 12 of the Schedule hereto (hereinafter called “the Further Term”), the Tenarit shall, before the three (3) months preceding the expiration of the term hereby created, give the Landlord a written notice of the Tenant’s intention to extend the tenancy, whereupon the Landlord shall let the Demised Premises to the Tenant for the Further Term at a revised rent in the amount of rental as stated in Section 13 of the Schedule hereto and the Tenant shall maintain the Deposit or pay the Landlord a sum equivalent to 3-month revised rent as the deposit but in all other respects the Further Term created hereunder shall be subject to the terms and conditions herein contained (save and except this subclause for renewal which shall not be included in the Further Term).

(3)	If:

(a)	the Rent or any part thereof remains unpaid for seven (7) days after becoming due (although no formal demand has been made thqrefor);

(b)	the Tenant commits a breach or non-performance of any of the covenants herein contained;

(c)	any step is taken, an order is made, a resolution is passed or legislation is enacted for the winding-up, dissolution, liquidation or bankruptcy, as the case may be, of the Tenant or a petition for winding-up or bankruptcy, as the case may be, is presented against the Tenant;

(d)	any execution or attachment is levied, enforced or issued against any of the Tenant’s assets at the Demised Premises,

then in any of such cases it shall be lawful for the Landlord at any time thereafter to serve a notice requiring the Tenant to remedy the breach or default (if the same is capable of being remedied) and,

(e)	upon the Tenant’s failure to remedy the breach or default complained of within a reasonable time; or

(f)	in the case of an event of breach or default not capable of being remedied by the Tenant,

it shall be lawful to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the term hereby created shall be treated as determined and the Deposit shall be forfeited by the Landlord but WITHOUT PREJUDICE to any right of action the Landlord may have against the Tenant in respect of any antecedent breach of the covenants terms and conditions herein contained.

(4)	The parties hereto fully appreciate their respective obligations under the covenants terms and conditions herein contained and hereby agree that for the purposes of Clause 111(3) hereof and Section 235 of the National Land Code, 1965, a period of thirty (30) days shall be regarded as reasonable time to comply with a notice thereunder, save and except in the case of nonpayment of rental, a period of seven (7) days shall be regarded as reasonable time for such compliance.

(5)	Notwithstanding the earlier termination of the term hereby created, the covenants herein contained shall continue to subsist for so long as may be necessary so as to give this Agreement its full force and effect.

(6)	In the event any rates, fees, and other charges for the water, gas, electricity supplies and telephone services and all other public utilities or services and any government taxes thereon in respect of or connected to the Demised Premises shall remain unpaid by the Tenant after the expiration of or sooner determination the term hereby created, the Landlord may elect to pay all such rates, fees and other charges as aforesaid for the Tenant and the Tenant hereby agree and undertake to indemnify and kept indemnified the Landlord for all such payments made.

(7)	If the Demised Premises or any part thereof is at any time during the term hereby created destroyed or damaged by fire so as to be unfit for occupation or use for a period of more than three (3) calendar months and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant, the Rent or a fair proportion, thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises are again rendered fit for occupation and use subject to the Tenant having the option to determine this Agreement by giving the Landlord thirty (30) days’ written notice.

(8)	Notwithstanding through no fault of the Tenant, the Demised Premises is disallowed for use for the purpose(s) stated in Section 11 of the Schedule hereto by any governmental, public or local authority, the Tenant shall not be entitled to determine the term hereby created.

(9)	Should the Tenant repudiate this Agreement at any time before the expiration of the term hereby created, the Landlord may but not obliged to terminate this Agreement and to forfeit the Deposit absolutely WITHOUT PREJUDICE to any right of action the Landlord may have against the Tenant in respect of any antecedent breach of the covenants terms and conditions herein contained.

(10)	If the Tenant on the expiration or sooner determination of this Tenancy shall fail to yield and vacate the said premises in accordance with the obligations of the Tenant set out herein then in addition to the rights of the Landlord as hereinbefore provided but not in substitution thereof, the Tenant shall pay to the Landlord as damages a sum equivalent to two (2) times the rental prorated on a daily basis for each day’s delay thereto without prejudice to the Landlord’s rights to evict the Tenant and/or to take proceedings to enforce the other rights of the Landlord contained in this Agreement.

(11)	No failure to exercise nor any delay in the exercise on the part of the Landlord of any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right or remedy. The rights and remedies herein conferred upon the Landlord are cumulative and not exclusive of any other rights or remedies provided by law or in equity.

(12)	The stamp duty and legal fees in respect of this Agreement shall be borne and paid by the Landlord and Tenant equally hereto as provided in Section 14 of the Schedule hereto.

(13)	In this Agreement, where the consent of the Landlord is required, the Landlord shall not unreasonably withhold his consent.

(14)	This Agreement shall be binding upon the heirs, personal representatives, successors-in-title and assigns of parties hereto.

(15)	Any notice required to be given under this Agreement shall be in writing and addressed to the party intended to be notified and the service of such notice shall be effected by personal delivery or by leaving the notice at or by sending the notice by prepared registered post to the address of the party intended to be notified stated herein. Any notice sent by registered post shall be regarded to be given at the time when in due course of post it would be expected to be delivered at the address to which it is sent.

(16)	In this Agreement unless there is something in the subject matter or context inconsistent therewith:

(a)	words importing the singular shall include the plural and vice versa;

(b)	references to any gender shall include any other genders;

(c)	words importing individual person shall be taken to include corporations;

(d)	the words “herein”, “hereinafter”, “hereinbefore”, “hereof”, “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(e)	the’ expression “the Tenant” shall also mean and include the Tenant’s employees, agents, invitees and any person permitted or authorised by the Tenant to be at the Demised Premises;

(f)	Where there are two (2) or more persons or parties included or comprised in the expression “the Tenant”, any covenants, terms, stipulations and undertakings expressed to be made by an on the part of the Tenant shall be taken to be made by or binding upon such persons or parties jointly and severally.

(17)	The Schedule hereto shall be taken, read and construed as an essential part of this Agreement and shall form an integral part hereof.

IV.	IT IS HEREBY EXPRESSLY AGREED BY THE PARTIES HERETO THAT THE “SPECIAL CONDITIONS” annexed hereto SHALL FORM PART OF THIS AGREEMENT and that should there be an inconsistent or repugnant term or terms, the term or terms contained and inserted in the “SPECIAL CONDITIONS” herein referred shall prevail over the same contained in clauses I to III of the General Conditions.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above stated.

[                                                                                             ]

SIGNED by	)
for and on behalf of the Landlord	)	[ ]
in the presence of:	)	[ ]
)
[ ]
	Name:	[ ]
	NricNo:	[ ]
[ ]

SIGNED by the Tenant in the presence of:	) ) BLU BIO (M) SON BHD )

/s/ NUR AKMA BINTI RAZALI
Name:	NUR AKMA BINTI RAZALI
Nric No:	940617-11-5132

SPECIAL CONDITIONS

1.	The Tenant herein shall apply to place electricity and water deposit directly to Tenaga Nasional Berhad and Ranhill Saj Sdn Bhd and the Tenant herein agreed to let the Landlord have sight of the duly paid electricity and water bills whenever and or simultaneously with the day for paying rental to the Landlord with or without demand failure of which shall constitute a breach of condition and warranty which entitled the Landlord discretion to terminate this Tenancy absolutely.

2.	The Tenant shall ensure all workers occupants in the demised premises shall comply with all relevant statutory requirements in Malaysia not limiting to Immigration Laws and Rules and further shall indemnify the Landlord of all fines and or penalties in the event of all non-compliance at all times.

3.	The Tenant shall deliver vacant possession and not to remove there from all partitions, additions any other structures and fittings installed by the Tenant without prior consent from the Landlord together with all utilities bills duly settled together with clearing of all debris, rubbish and removing of all sign boards to the Landlord upon the expiration or earlier determination of this Tenancy subject to the terms and conditions mentioned herein failing of which the landlord shall entitled to deem the tenant as holding over and shall be liable for double rental until the delivery of vacant possession according the terms and conditions mentioned herein.

4.	All Indah Water services (if any) rendered by the relevant authorities during the continuance of this Tenancy or the renewed term shall be borne by the Tenant absolutely.

5.	Notwithstanding any provision to the contrary stated in the body of this Agreement, the Tenant covenants during the continuance of this term and or the renewed term, to peacefully and promptly at the Tenant’s own cost and as and when required, effect the general repairs to the Landlord’s fixtures/fittings inside the said Premises (which include the general damage to sewage, water pipes/taps and or electrical wiring and lights therein) without disturbing or inconveniencing the Landlord.

6.	The parties herein agree that notwithstanding anything to the contrary herein contained, in particular Part III (9) hereof, any party legally terminate this tenancy by giving to the other not less than six (6) months prior notice in writing of their intention to end this tenancy.

7.	The Tenant will maintain the rented area (building and surrounding external areas within the compound) in a good, clean and sanitary condition and appearance.

8.	The tenant shall not use the premise for any business or activities related to public, religion or funeral and shall only use it for the propose described in the schedule.

9.	The Tenant is responsible for their own insurance coverage in the said premises.

10.	The Landlord agrees to allow the Tenant Two (2) months rental free period from the 1st October, 2023 until 30th November, 2023 for the purpose of renovation.

11.	The premises shall be used for purposes RESEARCH & DEVELOPMENT PRODUCTION THAT SPECIALIZED ENZYME BASED TECHNOLOGICAL SOLUTION only.

Section	Item	Particular
1	Date Of Agreement
2	Landlord	[ ] [ ] [ ] [ ] [ ]
3	Tenant	BLU BIO (M) SDN BHD (Company No: 1282782-H) 60, Jalan Alam Jaya 1, Taman Perindustrian Alam Jaya, 81500 Pekan Nanas, Johor.
4	The Said Premises	No. 24, Jalan Angkasa Mas Utama, Kawasan Perindustrian Tebrau 2, 81100, Johor Bahru, Johor.
5	Landlord’s Capacity	Registered Owner
6	Terms	3 YEARS
7 (a) (b)	Commencing on Ending on	1st October 2023 30th September 2026
8	Monthly Rental	Ringgit Malaysia [ ] RM [ ] Only.
9	Time For Payment	Advance payment on or before 7th day of each calendar month.
10	Rental Deposit	2 months ([ ] ) RM [ ] Only.
11	Utility Deposit	Ringgit Malaysia ]
12	Advance Rental	1 Month ([ ]) RM [ ] Only.
13	Premitted Purpose	Permit to use for Research & Development Production that specialized enzyme based technological solution
14	Further Term	3 YEARS
15	Revised Rental During Further Term	At prevailing market value with a 10% cap to be agreed by the Landlord
16	Solicitors costs and Stamp duty	To be borne by both parties in equal share.